Exhibit 99.1
3M Provides Medium-Term Financial Outlook at 2025 Investor Day; Presents Strategic Priorities that Will Drive Growth, Operational Excellence, and Return Cash to Shareholders
•Highlights innovation and commercial excellence initiatives that will accelerate sales growth to outperform macro
•Outlines operational excellence strategies to drive margin expansion, earnings growth, and strong free cash flow
•Provides balanced capital deployment framework focused on investing in the business and returning at least $10 billion in cash to shareholders over the outlook period
ST. PAUL, Minn. – Feb 26, 2025 − 3M (NYSE: MMM) will host its 2025 Investor Day today in St. Paul, Minnesota, beginning at 8 a.m. CST. During the event, 3M will provide its medium-term financial outlook, and leadership will discuss priorities that will deliver sustainable value creation.
“3M is an iconic company with an unmatched spirit of innovation,” said William Brown, 3M Chief Executive Officer. “Today we are reiterating our 2025 guidance and sharing our medium-term outlook, which builds upon our foundational strengths and provides a clear path to reinvigorate top line growth and drive operational performance. I am confident that our new performance-based culture and 3M eXcellence operating system allow us to capitalize on opportunities to deliver value for customers and shareholders.”
Medium-Term Financial Outlook
3M reiterates its 2025 guidance and provides the following 2026 and 2027 adjusted outlook:
•Organic sales growth that will outperform macro.
•Operating margin of ~25% by 2027.
•High-single digit EPS growth annually.
•Greater than 100% free cash flow conversion.
Conference Call
Today’s meeting will be webcast live beginning at 8:00 a.m. CST and is scheduled to end at noon CST. Investors can access this meeting via the following:
•Live webcast at https://investors.3M.com
•Webcast replay at https://investors.3m.com/news-events/events-presentations
Presentation materials will be available on the Investor Relations website at the start of the event.

Forward-Looking Statements
This news release contains forward-looking statements. You can identify these statements by the use of words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast,” “future,” “outlook,” “guidance” and other words and terms of similar meaning. Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Among the factors that could cause actual results to differ materially are the following: (1worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation; recession; military conflicts; trade restrictions such as sanctions, tariffs, and retaliatory measures; regulatory requirements, legal actions, or enforcement; and natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) liabilities and the outcome of contingencies related to certain fluorochemicals known as "PFAS," including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's plans to exit PFAS manufacturing and work to discontinue use of PFAS across its product portfolio; (4) risks related to the class-action settlement to resolve claims by public water suppliers in the United States regarding PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q, and 8-K; (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning system, or security breaches and other disruptions to the Company's information or operational technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company’s credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws, or regulations; (15) matters relating to the spin-off of the Company's Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; the risk that any consents or approvals required will not be obtained; risks under the agreements and obligations entered into in connection with the spin-off; and (16) matters relating to Combat Arms Earplugs (“CAE”) and related products, including those related to the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company's subsidiary Aearo Technologies and certain of its affiliates and/or 3M. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). Changes in such assumptions or factors could produce significantly different results. The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful:
•Net sales (and sales change; including organic, acquisition/divestiture and translation components) and percent of total net sales
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Cost of sales
•Gross profit and gross margin
•Operating income (loss), segment operating income (loss) and operating income (loss) margin
•Income (loss) from continuing operations before taxes
•Provision for income taxes
•Net income (loss) from continuing operations
•Earnings (loss) per share from continuing operations

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
•Adjusted days inventory outstanding and adjusted inventory
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
3M provides certain forward-looking non-GAAP measures and amounts derived from these forward-looking measures such as increases/decreases therein over a forecasted period. 3M generally cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; divestiture-related restructuring; changes in value of Solventum ownership; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted guidance it provides until close of a transaction.
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	2024
Net Sales (millions)	GAAP net sales	% of segment’s GAAP net sales	Special item: Manufactured PFAS products net sales	Adjusted net sales (non-GAAP measure)[1]	% of segment’s adjusted net sales (non-GAAP measure[1]
Advanced Materials	$969	12%	$(412)	$557	7%
Automotive and Aerospace	1,912	23%	—	1,912	26%
Commercial Branding and Transportation	2,528	30%	—	2,528	34%
Electronics	2,971	35%	(533)	2,438	33%
Total Transportation and Electronics Business Segment	$8,380		$(945)	$7,435

	2024
Transportation and Electronics Business Segment Net Sales by Geographic Area (millions)	GAAP net sales	% of segment’s GAAP net sales	Special item: Manufactured PFAS products net sales	Adjusted net sales (non-GAAP measure)[1]	% of segment’s adjusted net sales (non-GAAP measure)[1]
Americas	$3,001	36%	$(339)	$2,662	36%
China	1,799	21%	(85)	1,714	23%
Other Asia Pacific	2,239	27%	(312)	1,927	26%
Europe, Middle East and Africa	1,341	16%	(209)	1,132	15%
Worldwide	$8,380		$(945)	$7,435

	2024
Transportation and Electronics Business Segment Net Sales by U.S./Outside U.S. (millions)	GAAP net sales	% of segment’s GAAP net sales	Special item: Manufactured PFAS products net sales	Adjusted net sales (non-GAAP measure)[1]	% of segment’s adjusted net sales (non-GAAP measure)[1]
United States	$2,374	28%	$(324)	$2,050	28%
Outside of the United States	6,006	72%	(621)	5,385	72%
Worldwide	$8,380		$(945)	$7,435
1These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Year ended December 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Gross profit	Gross margin	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before taxes	Provision (benefit) for income taxes	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Safety and Industrial
GAAP amounts				$2,324	21.2%
Adjustments for special items:
Net costs for significant litigation				84
Total special items				84
Adjusted amounts (non-GAAP measure)[1]				$2,408	22.0%
Transportation and Electronics
GAAP amounts	$8,501			$1,312	15.4%
Adjustments for special items:
Manufactured PFAS products	(1,289)			205
Total special items	(1,289)			205
Adjusted amounts (non-GAAP measure)[1]	$7,212			$1,517	21.0%
Total Company
GAAP amounts	$24,610	$9,627	39.1%	$(10,689)	(43.4)%	$(11,271)	$(2,867)	$(8,402)	$(15.17)
Adjustments for special items:
Net costs for significant litigation[2]	—	89		14,869		15,245	3,615	11,630	21.00
Manufactured PFAS products	(1,289)	(22)		205		205	50	155	0.28
Gain on business divestitures	—	—		(36)		(36)	(11)	(25)	(0.05)
Russia exit charges (benefits)	—	—		(18)		(18)	3	(21)	(0.04)
Divestiture costs	—	—		13		13	4	9	0.02
Total special items	(1,289)	$67		15,033		15,409	3,661	11,748	21.21
Adjusted amounts (non-GAAP measure)[1]	$23,321	$9,694	41.6%	$4,344	18.6%	$4,138	$794	$3,346	$6.04

	Year ended December 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Sales change	Gross profit	Gross margin	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before taxes	Provision (benefit) for income taxes	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations	Earnings per diluted share from continuing operations percent change
Safety and Industrial
GAAP amounts					$2,491	22.7%
Adjustments for special items:
Net costs for significant litigation					36
Total special items					36
Adjusted amounts (non-GAAP measure)[1]					$2,527	23.1%
Transportation and Electronics
GAAP amounts	$8,380	(1.4)%			$1,578	18.8%
Adjustments for special items:
Manufactured PFAS products	(945)				144
Total special items	(945)				144
Adjusted amounts (non-GAAP measure)[1]	$7,435	3.1%			$1,722	23.2%
Total Company
GAAP amounts	$24,575	(0.1)%	$10,128	41.2%	$4,822	19.6%	$4,819	$804	$4,009	$7.26	148%
Adjustments for special items:
Net costs for significant litigation	—		136		81		800	68	732	1.32
Manufactured PFAS products	(945)		(55)		144		144	34	110	0.20
Divestiture costs	—		—		20		20	(111)	131	0.24
Solventum ownership - change in value	—		—		—		(1,564)	—	(1,564)	(2.83)
Pension risk transfer charge	—		—		—		808	191	617	1.11
Total special items	(945)		81		245		208	182	26	0.04
Adjusted amounts (non-GAAP measure)[1]	$23,630	1.3%	$10,209	43.2%	$5,067	21.4%	$5,027	$986	$4,035	$7.30	21%
2 For the per share amount, this includes adjusting-out the impact of this item causing weighted average shares outstanding to be the same for both basic and diluted loss per share in periods of resulting net losses.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Year ended December 31, 2024
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(0.2)%	0.2%	0.6%	(0.7)%	(0.1)%
Remove manufactured PFAS products special item impact	1.4	—	0.1	(0.1)	1.4
Adjusted total Company (non-GAAP measure)[1]	1.2%	0.2%	0.7%	(0.8)%	1.3%

Transportation and Electronics	(1.0)%	0.6%	—%	(1.0)%	(1.4)%
Remove manufactured PFAS products special item impact	4.4	0.1	—	—	4.5
Adjusted Transportation and Electronics (non-GAAP measure)[1]	3.4%	0.7%	—%	(1.0)%	3.1%

Full-Year 2025 Forecast
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[3]	2 to 3%	—%	~0.5%	~(2)%	0.5 to 1.5%
Remove manufactured PFAS products impact[3]	—	—	—	—	—
Adjusted total Company (non-GAAP measure)[1,3]	2 to 3%	—%	~0.5%	~(2)%	0.5 to 1.5%
3See lead-in to non-GAAP measures discussion relative to forward-looking non-GAAP measures. 3M cannot, without unreasonable effort, forecast certain elements related to this measure.
4Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction and, beginning April 2024, include the impact of commercial agreements associated with the separation of Solventum.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

Major GAAP Cash Flow Categories (dollars in millions)	Year ended December 31, 2024
Net cash provided by (used in) operating activities	$1,819
Net cash provided by (used in) investing activities	(3,206)
Net cash provided by (used in) financing activities	1,098

Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	Year ended December 31, 2024
Net cash provided by (used in) operating activities	$1,819
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	3,831
Divestiture costs after-tax payment impacts	372
Divestiture-related restructuring after-tax payment impacts	2
TCJA transition tax payment	193
Manufactured PFAS products impact after-tax payment impacts	(229)
Total adjustments for special items	4,169
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[5]	$5,988
Purchases of property, plant and equipment (PPE)	(1,181)
Manufactured PFAS products impact - removing related purchases of PPE	70
Adjusted purchases of PPE (non-GAAP measure)[5]	$(1,111)
Adjusted free cash flow (non-GAAP measure)[5]	$4,877

Net income (loss) attributable to 3M	$4,173
Adjustments for special items, net of tax:
Net costs for significant litigation	732
Manufactured PFAS products impact	110
Divestiture costs	341
Solventum ownership - change in value	(1,564)
Pension risk transfer charge	617
Total adjustments for special items, net of tax	236
Net income (loss) attributable to 3M adjusted for special items (used for adjusted free cash flow calculation)	$4,409

Adjusted free cash flow conversion (non-GAAP measure)[5]	111%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

(Dollars in billions)	Forecast 2025
Net cash provided by (used in) operating activities	$5.2 to $5.3
Adjustments for special items[3]	—
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[3,5]	$5.2 to $5.3
Purchase of property, plant and equipment (PPE)	(~$1.1)
Manufactured PFAS products impact — removing related purchases of PPE	0.1
Adjusted purchases of PPE (non-GAAP measure)[5]	(~$1.0)
Adjusted free cash flow (non-GAAP measure)[3,5]	$4.1 to $4.3

Net income (loss) attributable to 3M	$4.1 to $4.3
Adjustments for special items[3]	—
Net income (loss) attributable to 3M adjusted for special items (used for adjusted free cash flow calculation)[3]	$4.1 to $4.3
Adjusted free cash flow conversion (non-GAAP measure)[3,5]	~100%
53M’s Consolidated Statements of Cash Flows include the results of continuing and discontinued operations (Solventum separated from 3M in April 2024); accordingly, amounts associated with the determination of adjusted free cash flow include both continuing and discontinued operations in certain periods both from an income and cash flow perspective. 3M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact for the portion of payments of costs for significant litigation under the 2023 settlement agreements relative to Combat Arms Earplugs and relative to public water systems regarding PFAS is based on the timing/amount of the actual cash tax deduction (which differs from the timing of the pre-tax cash settlement payments). The impacts of certain tax-related divestiture costs are based on applicable tax rates and the timing of tax payments relative to underlying Separation transactions. For other special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment/receipt. Tax impacts include associated impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits, and tax costs of repatriation. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income (loss) attributable to 3M, adjusted for special items (used for adjusted free cash flow calculation).

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Cost of Sales and Adjusted Days Inventory Outstanding (dollars in billions)	2024	2023
Total Company
GAAP cost of sales	$14.4	$15.0
Adjustments for special items:
Net costs for significant litigation	(0.1)	(0.1)
Manufactured PFAS products	(0.9)	(1.3)
Adjusted cost of sales (non-GAAP measure)[1]	$13.4	$13.6

GAAP inventory	$3.7	$3.9
Adjustments for special items:
Manufactured PFAS products	(0.3)	(0.4)
Adjusted inventory (non-GAAP measure)	$3.4	$3.6

Adjusted days inventory outstanding (non-GAAP measure)[6]	94	96

Transportation and Electronics Business Segment
GAAP cost of sales	$5.1	$5.5
Adjustments for special items:
Manufactured PFAS products and related	(1.0)	(1.4)
Adjusted cost of sales (non-GAAP measure)[1]	$4.1	$4.2

GAAP inventory	$1.3	$1.5
Adjustments for special items:
Manufactured PFAS products	(0.3)	(0.4)
Adjusted inventory (non-GAAP measure)	$1.0	$1.1

Adjusted days inventory outstanding (non-GAAP measure)[6]	91	96
6Adjusted days inventory outstanding is calculated as inventory at period-end divided by cost of sales (both adjusted for special items) multiplied by 365/366 days for 2023/2024 given leap year.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), external legal fees, and insurance recoveries, along with the associated tax impacts. Associated tax impacts of significant litigation include impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits and tax costs of repatriation. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Unallocated. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023), costs associated with the Aearo portion of respirator mask/asbestos matters were reflected in corporate special items in Corporate and Unallocated. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were reflected as part of special items in the Safety and Industrial business segment. In 2024, 3M made net pre-tax cash payments of approximately $4.5 billion related to net costs for significant litigation.
Divestiture costs:
•These include certain limited costs that were not eligible to be included within discontinued operations related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. As a result of completion of the April 2024 separation of Solventum, this includes the tax cost of updating 3M’s previous indefinite reinvestment plans on past unrepatriated earnings through the period of the Separation’s close and to tax positions retained by 3M. 3M’s statement of cash flows includes the results of both continuing and discontinued operations. Therefore, in the context of amounts used in the determination of non-GAAP measures associated with cash flow and adjusted free cash flow conversion, this special item further includes the broader extent of such costs that included within discontinued operations, including interest expense on debt issued by Solventum for the period outstanding prior to the April 1, 2024 completion of the separation of Solventum from 3M and net tax costs of entity structuring associated with the separation of Solventum. In 2024, 3M made pre-tax cash payments of approximately $245 million associated with divestiture costs.
Gain on business divestitures:
•In the third quarter of 2023, 3M recorded a gain related to the sale of its dental local anesthetic business partially offset by a loss associated with a previously contingent indemnification obligation from a 2020 divestiture.
Russia exit charges/benefits:
•    In the second quarter of 2023, 3M recorded a gain on final disposal of net assets in Russia. Previously, in the third quarter of 2022, 3M recorded a charge primarily related to impairment of these assets in connection with management's committed exit and disposal plan.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In 2024, 3M made pre-tax cash payments of approximately $2 million associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA):
•In 2024, 3M made cash payments of approximately $193 million related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Manufactured PFAS products:
•These amounts relate to sales and estimates of income (loss) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.
Pension risk transfer charge:
•In 2024, primarily in the second quarter, 3M recorded a non-cash pension settlement charge reflected in other expense (income), net as a result of transferring a portion of its U.S. pension payment obligations and related plan assets to an insurance company.
Solventum ownership - change in value:
•This amount relates to the change in value of 3M's retained ownership interest in Solventum common stock reflected in other expense (income), net.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contacts:
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
Sean Lynch, slynch2@mmm.com